EXHIBIT 10.1

JOINT VENTURE INVESTMENT AGREEMENT

This Joint Venture Agreement (hereafter "Agreement"), effective as of May ___, 2005, is made and entered into by and among Innofone, Inc., a Nevada Corporation having a principal office at 3470 Olney-Laytonsville Road, Suite #118, Olney, Maryland 20832 (“INFN”), Frederic Richardson, CEO of INFN (“FR”) and Ascot Investments, Inc., a Nevada corporation having its principal mailing address at 149 South Barrington Court, Suite # 709, Los Angeles, California 90049 (“ASCOT”), (the foregoing being hereinafter collectively referred to as the “Parties”).

RECITALS

      WHEREAS, the Parties wish to change the name of INFN from “Innofone, Inc.” to “The Ascot Aggressive Growth Fund I, Inc.” (as such, hereinafter the “Fund”) and to file with the Securities and Exchange Commission (“SEC”) a Notice of Election on Form N-54A to be regulated as a business development company (“BDC”) under Sections 55 through 65 of the Investment Company Act of 1940, as amended (hereinafter, the “1940 Act”); and

      WHEREAS, INFN, FR and ASCOT wish to enter into this Agreement for the purpose of investing, trading and reinvesting the Fund’s assets in securities of portfolio companies, including restricted stocks, publicly tradable stocks, bonds, and other securities for the sole purpose and financial benefit of the Parties including but not limited to new and existing shareholders on the terms and conditions set forth herein and to set forth their mutual understanding with respect to management and control of the Fund and other organizational aspects of the Fund’s business; and

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Issuance of Shares.  INFN and FR wish to contribute to the joint venture by causing the issuance of common stock of INFN (hereafter “INFN Contribution”) as follows: (i) 41,000,000 (hereinafter referred to as “Collateral”) to be issued and placed into escrow with the Escrow Agent (as hereinafter defined), (ii) 40,000,000 shares issued in the name of Ascot Investments, Inc. and sent to the address of record of Ascot Investments, Inc. These shares shall be held outside of Escrow(hereinafter referred to as “Ascot Shares”) and (iii) 20,000,000 shares to be issued to Ascot Management Corp. when NAV performance has been attained in accordance with the Management Bonus Plan (the “Management Shares”).  The Management Shares will be authorized and unissued but shall be reserved for issuance in the name of Ascot Management Corp.  These shares are being authorized as a bonus for meeting and or exceeding the Fund’s annual investment strategy.

The Parties agree that they will take any and all necessary action to ensure that FR retains voting control of the Fund until such time as the conditions of Section 2 of this Agreement are waived or satisfied, including granting of anti-dilution rights and instructing the Fund’s transfer agent to issue additional shares if necessary.  Accordingly, the Parties agree that FR shall have the right to vote the Collateral held in escrow until such time as the conditions of Section 2 of this Agreement are waived or satisfied at which point the shares comprising the Collateral will be returned to the Fund’s transfer agent for re-issuance at the discretion of ASCOT as set forth below, and the 16,000,000 shares held by FR will remain the property of FR.

2.  Management Services and Other Actions to be Performed by ASCOT. ASCOT hereby agrees to:

a.  Place the Collateral into the custody of the Escrow Agent.

b.  Manage and control the portfolio of the Fund for the sole purpose and financial benefit of the Parties hereto, including but not limited to new and existing shareholders.

c.  Compensate FR quarterly in the amount of 50% percent of the performance fees earned by the Fund’s portfolio adviser (calculated at 50% of the yield above 8%), until the aggregate sum of one million five hundred thousand dollars ($1,500,000) has been received by FR.  Upon receipt by FR of the said one million five hundred thousand dollars ($1,500,000) in cash, the Escrow Agent shall be instructed to return the Collateral to the Transfer Agent of record and have the shares re-issued at the discretion of ASCOT.  Upon completion of the re-issuance of these shares by the Transfer Agent pursuant to ASCOT’s instructions, the holder thereof will have the right to vote such reissued shares.

3.  Shares Previously Held by FR.  The Parties agree and acknowledge that the approximately 16,000,000 shares of INFN’s common stock currently held by FR will remain in the possession of FR and are not subject to the escrow provisions of this Agreement.

4.  Registration Rights.  FR shall have demand registration rights for the above-specified shares, pursuant to the terms of a Registration Rights Agreement, a copy of which is attached hereto and marked “Exhibit C”.

5.  Establishment of Escrow; Appointment of Escrow Agent. (a) The Parties hereby appoint, as the Escrow Agent, the following (the “Escrow Agent”):

BONDY & SCHLOSS LLP
60 East 42nd Street, 37th Floor
New York, NY 10165-0150
Attention: Jeffrey A. Rinde, Esq.
Phone:  212.661.3535
Fax: 212.972.1677

The Parties agree to establish an Escrow Account to be monitored and maintained by the Escrow Agent who will be instructed to provide for the distribution of the Collateral, the dividends generated by the Fund, and the collateral documents (hereafter collectively referred to as “Escrow Property”) as provided for in this Agreement.

The Parties further acknowledge that the Escrow Agent has in the past represented ASCOT, and desires to continue in the future to represent ASCOT, as its attorney in various legal matters.

(b) Distribution of the Collateral and Escrow Property shall be in accordance with the instructions set forth in this Agreement. The Escrow Agent, by its execution and delivery of this Agreement, hereby agrees to receive the Collateral, accept its appointment as Escrow Agent to hold the Collateral in escrow, and agrees to deliver the Escrow Property out of escrow, all upon the terms, provisions, and conditions hereof. The Escrow Property shall remain the property of ASCOT, INFN and FR respectively until such time as the conditions of Section 2 are waived or satisfied in full and shall not be subject to any lien or charges by Escrow Agent or judgments or creditors claims against the Parties until released in the manner hereinafter provided, unless ASCOT defaults with respect to the conditions set forth in Section 2.

(c) Disbursement of Escrow Property.  The Escrow Agent shall notify FR and ASCOT respectively of the receipt by it of Escrow Property and any notification of the amount of Net Profits.  Unless otherwise specifically provided herein, and upon satisfaction of conditions precedent, Escrow Agent shall automatically and without further instruction, disburse Escrow Property and Net Profits, including currency (USD), collateral documents, and other considerations.  On a quarterly basis, Escrow Agent shall disburse, via wire transfer or certified check, to all parties the proceeds, if any, from the sale of the Fund’s assets less normal and customary escrow fees.  These instructions may be modified only in writing by all of the Parties to this Agreement.

(d) Escrow Duties Ministerial.  It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving Escrow Funds from ASCOT, FR and INFN and holding and disbursing such Escrow Funds in accordance with the within Agreement.  The Escrow Agent’s duties are only such as are specifically provided herein, and Escrow Agent shall incur no liability whatsoever to INFN, FR or ASCOT, or any other third party or third party beneficiaries, except as may arise from its willful misconduct.  The Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained.  The Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice.  The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by all of the parties hereto.

(e) The Escrow Agent is not a party to, and is not bound by, any agreement between ASCOT and INFN which may be evidenced by or arise out of the foregoing instructions.  Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believed by Escrow Agent to be genuine and to have been signed by the proper party or parties.

The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by the Escrow Agent in good faith, or for any mistake of fact or law, or for anything which Escrow Agent may do or refrain from doing in connection herewith, except the Escrow Agent’s willful misconduct.  The Escrow Agent shall not be answerable for the default or misconduct of any agent, attorney, or employee appointed by the Escrow Agent if such agent attorney or employee shall have been selected with reasonable care.

The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the consideration of the foregoing instructions or the Escrow Agent’s duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the terms of this Agreement.

The Escrow Agent shall carry out all of the terms of this Agreement without the requirement of further instruction.  However, in the event of any disagreement of terms and conditions or items not included in this Agreement between the undersigned or any of them, the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and/or demands being made in connection with or for any papers, money, or property involved herein or affected hereby, the Escrow Agent shall be entitled, at its option, to refuse to comply with any such claim, or demand so long as such disagreement shall continue, and, in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to so refrain and refuse to so act until (1) the rights of adverse claimants have been fully adjudicated in a court assuming and having jurisdiction of the parties and the securities, money, papers, and property involved herein or affected hereby; and/or (2) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified in writing signed by all of the interested parties.

ASCOT, FR and INFN acknowledge that:

Escrow Agent is providing no advice to the Parties;
Escrow Agent is acting as an independent agent to facilitate the purchase of assets, the sale of those assets and the distribution of proceeds from said sales; and
Escrow Agent has in the past and will continue in the future to represent ASCOT in various legal matters, including the preparation of this Agreement, as its attorney but is not representing any of the Parties in its capacity hereunder as escrow agent.

(f) Indemnification of Escrow Agent.  INFN, FR and ASCOT shall hold Escrow Agent harmless and ASCOT shall indemnify Escrow Agent against any loss, liability, expense (including reasonable attorneys’ fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the terms of this Agreement, except for willful misconduct of Escrow Agent. The foregoing indemnities in this paragraph shall survive the resignation of Escrow Agent or the termination of this Agreement.

(g) Fees of Escrow Agent.  Parties shall each be jointly and severally responsible for Escrow Agent’s fees and expenses. Such fees shall be payable as compensation for the ordinary administrative services to be rendered by Escrow Agent hereunder.

6.  Term.  The Joint Venture shall begin on the effective date of this Agreement, and shall continue until the conditions of Section 2 hereof have been waived or satisfied in full unless sooner terminated by the occurrence of any of the events enumerated in Section 13 hereof.

7.   Management of the Joint Venture. With the consent and approval of FR and the direction of the portfolio advisor, ASCOT shall conduct the investment affairs of the Fund.

ASCOT shall have management and trading discretion over the Fund’s portfolio, subject to discretionary approval by INFN and FR, collectively represented by FR.

Election of Directors. ASCOT shall be entitled to appoint two (2) new members to the board of directors in its sole discretion.  FR shall vote its shares so as to maintain three (3) positions on the Fund’s board of directors (for a total of five (5) members of the board of directors) until all funds due FR hereunder are paid in full.

Books of Account:  Books of account of the transactions of the Fund shall be kept FR until such time as the Collateral is released and conditions of Section 2 are met.  At such time, these records shall be held by auditors and CPA’s appointed jointly by ASCOT, the Fund and FR, unless otherwise instructed by a regulatory body including but not limited to the SEC.  Said books of account shall be available and open to inspection and examination at all reasonable times by any Party to this Agreement.

Accounting:  The Fund shall be fully compliant and fully reporting as required by the 1940 Act.

Bank Accounts:  Pursuant to a Resolution of the Board of Directors of the Fund, the Fund shall authorize the opening of a Bank account with City National Bank-Private Banking Division in Beverly Hills, California.

Broker Account:  The Fund shall authorize the opening of a brokerage account with an NASD registered firm.  The Fund will utilize “leverage” as permitted by the 1940 Act.  The account will be used for the sole purpose of investing no more than 30% of the Fund’s assets in “quality investments” such as marginable securities, as permitted by the 1940 Act.

Any transfer agent called upon to transfer securities to or from the name specified on the individual items included in the Collateral shall be entitled to rely on instructions or assignments only if signed by all Parties hereto, without inquiry as to the authority of the person(s) signing such instructions or assignments, or as to the validity of any transfer to or from the name of the Fund.

At the time of a transfer of securities, the transfer agent shall be entitled to assume that:  (1) the Fund is still in existence, and (2) this Agreement is in full force and effect and has not been amended unless the transfer agent has received written notice to the contrary.

8. Rights, Duties and Obligations of the Parties

(a) Duties and Contributions of INFN

Upon ASCOT’S payment to FR of the one million five hundred thousand dollars ($1,500,000), as herein specified, FR shall:

Cause the Escrow Agent to return the Collateral to the Fund’s transfer agent, thereby enabling the Collateral to be re-issued pursuant to the direction of ASCOT.

Return the certificate(s) representing the Collateral shares and any subsequent “fill-up” shares issued pursuant to Section __ to the Fund’s transfer agent.

Cancel any and all other evidence of Collateral indebtedness by ASCOT to FR pursuant to this Agreement.

(b) Duties and Contributions of ASCOT

Upon receipt of the above-specified INFN contribution, ASCOT shall:

Initiate the purchase and sale of assets of the portfolio for the benefit of the Parties hereto, as set forth in Exhibit A.  The Advisory Fees realized from such activity shall be distributed by Escrow for the specific use of the Fund as defined in section 9 (c).

Assign to FR the specified Collateral having an aggregate value, at time of transfer, of no less than One Million Five Hundred Thousand Dollars ($1,500,000).  Said shares shall be delivered to the Escrow Agent not more than seven days after the effective date of this Agreement, and held pursuant to the provisions of Sections 2 and 5 hereof.

If the per share value of the Collateral diminishes below $0.037 per share for more than twenty-one (21) consecutive trading days, the Parties shall take any and all necessary action to bring the value of the Collateral back to an agreed amount of at least one million five hundred thousand dollars ($1,500,000), including depositing additional shares with the Escrow Agent to supplement the Collateral.

The Fund shall compensate FR quarterly in the amount of 50% percent of the net profits realized by the portfolio advisor of the portfolio (calculated at 50% of the yield above 8%), until the aggregate sum of one million five hundred thousand dollars ($1,500,000) has been received by FR.  Said payment of net profits, if any, shall be paid by the Escrow Agent upon receipt thereof.  The Escrow Agent shall maintain records of all income generated and payments made.

9.  Representations, Warranties and Covenants of ASCOT.

ASCOT represents and warrants to the Escrow Agent that the Escrow Property is free and clear of any liens or encumbrances and covenants not to encumber the Escrow Property in any way during the term of this Agreement.  Subject to the receipt, examination and approval of legal counsel, the execution, delivery and performance by ASCOT of this Agreement are within ASCOT’s powers, and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect ASCOT.  This Agreement, when executed and delivered by ASCOT, will constitute the legal, valid and binding obligations of ASCOT, enforceable against ASCOT in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

10.   Representations, Warranties and Covenants of FR

FR is the lawful owner of Sixteen Million (16,000,000) shares of INFN (which will remain in his possession) and has authority to issue the Collateral shares described herein (which have been duly authorized by INFN’s Certificate of Incorporation, as amended) and deposit these shares with the Escrow Agent.  The execution, delivery and performance of this Agreement by INFN and FR are within INFN and FR’s powers and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect INFN and FR. This Agreement, when executed and delivered by INFN and FR with current Board approvals will constitute the legal, valid and binding obligations of INFN and FR, enforceable against INFN and FR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or if it is determined by INFN or FR's counsel that the transaction violates any SEC rules regulations or procedures.  Performance by INFN or FR is subject to the receipt, examination and approval of INFN and FR's legal counsel, and no action maybe taken until opinion of counsel is attached to this document as an addendum.

11.   Disputes

INFN, FR and ASCOT understand and agree that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Property, documents, and Collateral, the Escrow Agent is irrevocably authorized and directed to disburse funds, documents, and other Collateral as provided in this Agreement.  Any change to this Agreement must be done in writing and by mutual agreement of the undersigned Parties.  If a dispute occurs which cannot be settled by written mutual agreement by the Parties, INFN, FR and ASCOT understand and agree to settle the dispute(s) by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

12.   Notices

Whenever the service or the giving of any document or consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be effected by delivering the same in writing to such party in person, by Federal Express or other reputable courier, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed received upon personal delivery if delivered personally, by Federal Express or other reputable courier, or four (4) business days after deposit in the mail in the United States, postage prepaid, addressed to the person to receive such notice or communication at the following address:

Escrow Agent:                 To its address as set forth in Section 5 of this Agreement.

ASCOT:                 Ascot Investments, Inc.
149 South Barrington Court, Suite 709
Los Angeles, CA 90049
Telephone: (888) 561.1724
Facsimile: (888) 561.1724
Contact: Michael Osborn, CEO

INFN/FR:                Frederic Richardson
3470 Olney Laytonsville RD
Olney MD 20832
Telephone:301-774-7913
Facsimile:301-340-9641

13.  Termination of Joint Venture

This Joint Venture shall commence on execution of this Agreement and shall continue until the first of any of the following events occur:

  The satisfactory completion of all conditions specified pursuant to Section 2 of this Agreement.
  Insolvency of either Party.
  Any voluntary or involuntary assignment or transfer by any of the Parties hereto, without the consent of the other Party, of his interest in this Joint Venture.
  Mutual agreement of the Parties.
  Substantial default or breach of this Agreement by any of the Parties hereto.
  Any violation of any NASD, SEC or applicable regulatory Rules, regulations or procedures.
  Failure to get SEC counsel to opine as to the legality of this agreement and all the matters contemplated herein.
  Failure to share equally in all fees generated by this transaction.

14.  General Provisions

(a) Attorneys' Fees:  If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party.  These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which the prevailing party may be entitled.

(b) Entire Agreement:  This Agreement supersedes any and all other agreements, either oral or in writing, between INFN, FR and ASCOT, with respect to the subject of this joint venture.  This Agreement contains all of the covenants and agreements between the parties with respect to this joint venture, and each party to this Agreement acknowledges that no representations, inducements, promises, or agreements have been made by or on behalf of any party except those covenants and agreements embodied in this Agreement.  No agreement, statement, or promise not contained in this Agreement shall be valid or binding.

(c) Governing Law:  The validity of this agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this agreement, shall be construed pursuant to and in accordance with the laws of the state of Nevada.

(d) Assignment:  No Party to this Agreement shall assign its rights under this Agreement or sell, assign, mortgage, hypothecate or encumber its interest in the joint venture without the consent of all Parties to this Agreement.

(e) Severability:  In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

(f) Binding Effect:  The provisions of this Agreement shall be binding on and inure to the benefit of the Parties hereto and their heirs, administrators, executors and assigns.

(g) Amendment and Modification:  This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by all of the Parties hereto.  Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement and the books of account of the Fund.

(h) Counterparts:  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

(i) Further Assurance:  Each party agrees that upon the request of the other it will, from time to time, execute and deliver to such other party all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things, as reasonably may be required to carry out the obligations of such party hereunder and consummate the transactions contemplated hereby.

(j) Headings:  The headings of this Agreement are included for purposes of reference and convenience only and shall not limit or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and by a duly authorized officer, as of the date first above written.

ASCOT INVESTMENTS, INC.:

By /s/ Michael Osborn
Frederic Richardson

INNOFONE, INC.

By: /s/ Frederick Richardson
Frederick Richardson, President & CEO

ESCROW ACKNOWLEDGMENT

_____________________________________________, hereby acknowledges receipt of this Agreement and agrees to act in accordance with said Agreement and on the terms and conditions above set forth this ____day of __________, 2005.

Escrow Agent

________________________________

Title:

EXHIBIT “C”

REGISTRATION RIGHTS AGREEMENT (Frederic Richardson)

Ascot Aggressive Growth Fund I, Inc. (FKA Innofone.com, Inc.)

Registration Rights Agreement

     This Registration Rights Agreement ("Agreement") is made effective as of May 9, 2005, by and among Ascot Aggressive Growth Fund I, Inc. (FKA Innofone.com, Inc.), a Nevada corporation, (the "Company"), and Frederic Richardson, (the "Holder").

RECITALS

Holder owns restricted shares of the Company's Common Stock ("Common Stock").

In connection with the S-3 registration agreement to be filed by the Company, dated effective no later than June 1, 2005 (“Filing Date”) between the Company and certain shareholders, the Company has offered to provide the Holder with on demand registration rights as set forth herein.

Each defined term in the filing date shall have the same meaning in this agreement.

           In consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

SECTION 1
DEFINITIONS

     As used in this Agreement the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition on, "control," when used with respect to any Person, means the possession, direct or indirect of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Business Day" means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of Illinois generally are authorized or required by law or other governmental actions to close.

"Closing Date" shall mean the effective date of the filing date of the Company.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Company's Common Stock, no par value per share.

"Effective Date" means the date on which the Registration Statement is declared effective.

"Effective Period" means the period beginning on the Effective Date and ending on the earlier of (i) the date all of the Registered Securities have been sold, or (ii) three years after the Effective Date.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" or Holders" means the Holder or Holders, as the case may be, from time to time of Remittable Securities.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of' any kind.

"Proceeding" means an action, claim, suit, investigation, or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Remittable Securities covered by the Registration Statement, and any other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

The terms "Register," " Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Remittable Securities" means up to 16,000,000 shares of common stock of the Company owned by Ascot as of the Closing Date. Any Remittable Securities sold to the public pursuant to a registered public offering or Rule 144 of the Securities Act shall cease to be Remittable Securities.

"Registration Expenses" shall mean all expenses described in Section 4 hereof.

"Registration Statement" means the registration statement contemplated by Section 2 of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Securities Act" means the Securities Act of 1933, as amended.

"Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of special counsel for any Holder (except those expenses that are Registration Expenses).

“Shares” shall mean the 16,000,000 shares of restricted Common Stock held by holder.

"Underwritten Offering" means an offering in connection with which securities of the Company are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

SECTION 2
REGISTRATION RIGHTS

     2.1  Company Registration.  If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a transaction pursuant to Rule 145, as promulgated by the Commission, the Company will:

           (a)  promptly give to Holder written notice thereof; and

           (b)  include in such registration (and any related qualification under blue sky laws or other compliance), all the Remittable Securities specified in a written request or requests, made within thirty (30) days after mailing of written notice by the Company, by Holder.  The Company shall register the Remittable Securities "for the shelf,” that is, for future sale, not as part of the underwriting.

2.2  Registration Procedures.  In connection with the Registration Statement, if and when it is filed hereunder, the Company shall:

(a)  Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Effective Period.

(b)  Cause the related Prospectus to be amended or supplemented by  any required Prospectus supplement, and as so supplemented or amended, cause it to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act.

(c)  Respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto.

(d)  Notify the Holder of Remittable Securities as to (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Remittable Securities or the initiation of any Proceedings for that purpose; (iii) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Remittable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)  Use its best commercial efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Remittable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)  Furnish to Holder, without charge, at least one copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent required by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g)  Promptly deliver to Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request.  The Company hereby consents to the use of each Prospectus and each amendment or supplement thereto by the selling Holder and any underwriters in connection with the offering and sale of the Remittable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)  Prior to any public offering of Remittable Securities, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Remittable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(i)  Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Remittable Securities to be sold, which certificates shall be free of all restrictive legends, and to enable such Remittable Securities to be in such denominations and registered in such names as any Holder may request at least two Business Days prior to any sale of Remittable Securities.

(j)  As promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)  Use its best efforts to cause all Remittable Securities relating to such Registration Statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed.

(l)  Comply with all applicable rules and regulations of the Commission.

(m)  If necessary, provide a CUSIP number for all Remittable Securities as soon as practicable but prior to the effective date of the Registration Statement.

(n)  The Company may require Holder to furnish to the Company such information regarding the distribution of such Remittable Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Remittable Securities of Holder if he unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o)  If the Registration Statement refers to Holder by name or otherwise as the holder of any securities of the Company, then Holder shall have the right to require the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required by the Securities Act or any similar federal statute then in force.

Termination of Registration Rights.  The rights granted pursuant to this Agreement shall terminate as to each Investor (and permitted transferee under Section 2.5 below) upon the earliest to occur of any of the following:

(a)  At such time as all Remittable Securities held by such Holder are eligible to be sold under Rule 144(k) (or its successor provision).;or

(b)  Two (2) years from the effective date of the first Registration Statement which becomes effective pursuant to the requirements of this agreement.

     2.6  Indemnification.

           (a)  The Company will indemnify and hold harmless, and does hereby undertake to indemnify and hold harmless, Holder, each person controlling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2.6, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any alleged untrue statement or a material fact contained in any registration statement, prospectus, offering circular or other document or amendments thereto, or based on any alleged omission to state therein a material fact required of the Company in connection with any such registration, qualification or compliance.  Further, the Company will reimburse Holder, each of its officers, directors and partners, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument executed by Holder or underwriter or if such loss, claim, damage, liability or action arose out of the violation of any duty to which Holder or such underwriter may be subject, including the obligation to deliver a copy of any prospectus, supplement or amendment to a purchaser of the Shares and such prospectus, supplement or amendment was made available to the Holder or such underwriter by the Company.

           (b)  Holder will, if Remittable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Holder of any federal, state or common law rule or regulation applicable to Holder and relating to action or inaction required of Holder in connection with any such registration, qualification or compliance.  Further, Holder will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons of the Company, or the underwriters, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case (other than a violation of law, rule or regulation) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by Holder.  Notwithstanding the foregoing, the obligations of Holder hereunder shall be limited to an amount equal to the proceeds to Holder of Remittable Securities from the sale of such Remittable Securities as contemplated herein.

           (c)  Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof.  The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such party's expense.  The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 2.6 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

     2.7  Information by Holder.  Holder of Remittable Securities included in any registration shall furnish to the Company such information regarding Holder and the distribution proposed by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

SECTION 3
COVENANTS OF HOLDER

3.1  Compliance with Legal Requirements.  Holder covenants and agrees that (i) he will not offer or sell any Remittable Securities under the Registration Statement until he has received copies of the Prospectus as then amended or supplemented as contemplated in this Agreement and notice from the Company that such Registration statement and any post-effective amendments thereto have become effective as contemplated in this Agreement, unless any such offer or sale is then in accordance with applicable securities laws in the opinion of counsel to Holder, and (ii) the Holder and its Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Remittable Securities pursuant to the Registration Statement.

3.2  Discontinuance of Disposition.  Holder agrees by its acquisition of such Remittable Securities that upon receipt of a notice from the Company of the occurrence of any event of the kind which renders the current Prospectus misleading, Holder will forthwith discontinue disposition of such Remittable Securities until Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

3.3    Limitations on Manner of Sale.  Holder agrees to sell its Remittable Securities on the basis provided in the Prospectus and in accordance with the terms of this Agreement.

SECTION 4
REGISTRATION EXPENSES

All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Registration Statement becomes effective and whether or not all Remittable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall not include any fees or expenses incurred by the Holders, but shall include, without limitation, (i) all registration and filing fees (A) with respect to filings required to be made with NASD Regulation, Inc., and (B) in compliance with state securities or Blue Sky laws for the Holder in connection with Blue Sky qualifications of the Remittable Securities and determination of the eligibility of the Remittable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, (ii) printing expenses (including, without limitation, expenses of printing certificates for Remittable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company but not for the Holder, (v) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of Remittable Securities on any securities exchange or on the Nasdaq Stock Market.

SECTION 5
MISCELLANEOUS

5.1  Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of shares of Common Stock that are Restricted Securities to the public without registration, the Company agrees:

           (a)  To make and keep available public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

           (b)  To use its diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times after it has become subject to such reporting requirements.

           The Company further shall furnish promptly upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective day of the first registration statement filed by the Company for an offering of its securities to the general public).  The Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

5.3  Shares Held by the Company and its Affiliates.  Whenever the consent or approval of Holder is required hereunder, Remittable Securities held by the Company or its Affiliates (other than the Holder or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Remittable Securities) shall not be counted in determining whether such consent or approval was given by the   of such required percentage.

5.4  Expenses.  Except as provided in Section 4, the Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

5.5  Remedies.  In the event of a breach by the Company or by Holder of any of their obligations under this Agreement, Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this agreement, including recovery of' damages, will be entitled to specific performance of its rights under this Agreement.  The Company and Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

5.6  Delay or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Holder of any Remittable Securities upon any breach or default of the Company under this agreement, shall impair any such right, power or remedy of Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

5.7  No Inconsistent Agreements.  The Company has not, as of the date hereof, nor shall the Company on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof.

5.8  Entire Agreement.  This Agreement and the Subscription Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters

5.9  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may only be amended or waived by a writing signed by all parties to this Agreement; provided, however, that a Holder of a majority of the Remittable Securities then held by Ascot, or any permitted transferee thereof, acting together, may waive or amend (either generally or in a particular instance and either retroactively or prospectively), on behalf of all Investors, Holder and permitted transferees, any provisions hereof affecting Investors, so long as the effect thereof will be that all such Investors, Holder and permitted transferees will be treated equally.  For the purposes of this sentence, Remittable Securities that are owned, directly or indirectly, by the Company or an Affiliate of the Company are not deemed outstanding.

5.10 Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Ascot Aggressive Growth Fund I, Inc. (FKA Innofone.com, Inc.)
149 South Barrington, suite 709
Los Angeles, CA 90049
888-561-1724

With copies to:

BONDY & SCHLOSS LLP
Attorneys At Law
60 East 42nd Street
New York, NY 10165-0150
Attention: Jeffrey A. Rinde, Attorney
Phone:  212.661.3535
Fax: 212.972.1677
www.bschloss.com

If to the Holder:

           Frederic Richardson

5.11 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of Holder.

5.12 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

5.13 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law.

5.14 Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

5.15 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by, such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may hereafter be declared invalid, illegal, void or unenforceable.

5.16 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

5.17 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:                                  COMPANY:
Frederic Richardson                  Ascot Aggressive Growth Fund I, Inc. (FKA Innofone.com, Inc.)

By: /s/ Frederick Richardson        By:______________________________
Frederic Richardson                                                              , CEO